EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated March 26, 2003 relating to the financial statements and financial statement schedule which appear in Hughes Supply, Inc.’s annual report on Form 10-K for the year ended January 31, 2003. We also consent to the reference to us under the heading “Experts” in such registration statement.

/s/ PricewaterhouseCoopers LLP

Tampa, Florida

October 31, 2003